Exhibit 99.1

Syros Announces Closing of Merger with Tyme Technologies and Concurrent Private Placement

— Cash and cash equivalents of approximately $240 million after giving effect to close —

— Timothy C. Tyson and Andrew Oh join Syros Board of Directors —

CAMBRIDGE, Mass., Sept. 16, 2022 – Syros Pharmaceuticals, Inc. (NASDAQ:SYRS), a leader in the development of medicines that control the expression of genes, today announced the closing of its merger with Tyme Technologies, Inc., pursuant to which Syros acquired TYME, including its pipeline assets and net cash at closing of approximately $60 million. Shares of the combined company will trade on Nasdaq under the ticker symbol “SYRS.”

Concurrent with the closing of the merger, Syros also closed the previously announced oversubscribed $130 million private investment in public equity (PIPE) financing. New and existing investors in the PIPE, which was led by a life-sciences focused investment fund, include Syros co-founder and founding investor Flagship Pioneering, Avidity Partners, Deep Track Capital, Bain Capital Life Sciences, Invus, Samsara BioCapital, Adage Capital Partners LP, Ally Bridge Group and Cowen Healthcare Investments, as well as other investors.

Following the closing of these transactions, as well as the effectiveness of the previously disclosed amendment to Syros’ senior secured loan facility with Oxford Finance LLC, Syros has approximately $240 million in cash and other capital resources (after transaction expenses), which it believes will be sufficient to fund its planned operating expenses and capital expenditure requirements into 2025.

“We are pleased to announce the closing of these transactions, which is expected to bring us the necessary capital to advance our later-stage targeted hematology programs and support our early commercialization activities,” said Nancy Simonian, M.D., Chief Executive Officer of Syros. “Looking ahead, we believe we are well-positioned to create value for all our stakeholders. We remain on track to report data from the safety lead-in portions of our SELECT-AML-1 trial of tamibarotene and Phase 1 trial of SY-5609 in pancreatic cancer later this year and pivotal data from the SELECT-MDS-1 trial of tamibarotene in late 2023 or early 2024, and look forward to initiating our Phase 3 trial of SY-2101 in the second half of 2023. We greatly appreciate the support of our new and existing shareholders as we work toward our vision of bringing forward medicines that redefine the standard of care for cancer patients.”

As previously disclosed, Syros today effected a 1-for-10 reverse stock split of its common stock. Syros’ common stock will begin trading on Nasdaq on a split-adjusted basis when the market opens on Monday, September 19, 2022. The new CUSIP number for Syros’ common stock following the reverse stock split is 87184Q206.

Following completion of the merger and the PIPE financing, and taking into consideration the reverse stock split, Syros has, in the aggregate, approximately 27.8 million shares of common stock and prefunded warrants to purchase shares of common stock outstanding (consisting of approximately 20.3 million shares of common stock and prefunded warrants to purchase approximately 7.5 million shares of common stock). Syros also issued warrants to purchase an additional 13.8 million shares of common stock in the PIPE financing.

Piper Sandler & Co. served as financial advisor to Syros. Moelis & Company LLC served as financial advisor to TYME. Cowen and Piper Sandler & Co. served as placement agents for the PIPE transaction. WilmerHale LLP served as legal counsel to Syros. Faegre Drinker Biddle & Reath LLP served as legal counsel to TYME.

Management and Organization

As previously announced, the Syros leadership team will continue leading the combined company, with Nancy Simonian, M.D., serving as Chief Executive Officer, David A. Roth, M.D., serving as Chief Medical Officer, Kristin Stephens serving as Chief Development Officer, Eric Olson, Ph.D., serving as Chief Scientific Officer, Jason Haas serving as Chief Financial Officer and Conley Chee serving as Chief Commercial Officer.

Following the closing of the transactions, Syros added two new members, Timothy C. Tyson and Andrew Oh, to its board of directors.

Timothy C. Tyson is a former member of the TYME Board of Directors and an experienced pharmaceutical executive. He is currently Chairman and Chief Executive Officer of TriRx Pharmaceutical Services, LLC and Chairman of Thayer Leadership. Mr. Tyson previously held executive level positions at various pharmaceutical companies, including serving as Chairman of Icagen Inc., Chairman and Chief Executive Officer of Avara Pharmaceutical Services, Inc., Chairman and Chief Executive Officer of Aptuit LLC and Chief Executive Officer, Chief Operating Officer and President of Valeant Pharmaceuticals International. Prior to that, Mr. Tyson was President at GlaxoSmithKline where he worked for 15 years. He holds an M.B.A. and an M.P.A, both from Jacksonville State University, and an undergraduate degree in Engineering from the United States Military Academy at West Point.

Andrew Oh is a Senior Partner at Flagship Pioneering. He most recently served as Chief Financial Officer of Rubius Therapeutics. Before that, Mr. Oh was a pharmaceutical analyst and portfolio manager at leading financial institutions, including Leerink Pharmaceutical Investments, where he was the Co-Founder, Chief Investment Officer and Chief Operating Officer, and Fidelity Investments. Earlier, Mr. Oh worked as a sell-side analyst, covering global pharmaceutical companies at Leerink, J.P. Morgan and Stifel Financial. He holds an M.B.A. from Northwestern’s Kellogg Graduate School of Management and a B.A. in Biology from Washington University in St. Louis.

In addition, Syros announced today that Amir Nashat and Phillip A. Sharp have retired from the Company’s Board of Directors, effective as of the closing of the merger.

“We are delighted to welcome Tim and Andy to our Board of Directors at an exciting time in the evolution of the company as we move our product candidates toward commercialization. Their deep experience in product development and company building will be valuable as we build Syros into a sustainable, late-stage organization,” continued Dr. Simonian. “We are grateful to Amir and Phil for their many years of dedicated service and thoughtful guidance as we progressed the company from a discovery engine to late-stage clinical development.”

About Syros Pharmaceuticals

Syros is redefining the power of small molecules to control the expression of genes. Based on its unique ability to elucidate regulatory regions of the genome, Syros aims to develop medicines that provide a profound benefit for patients with diseases that have eluded other genomics-based approaches. Syros is advancing a robust clinical-stage pipeline, including: tamibarotene, a first-in-class oral selective RARα agonist in RARA-positive patients with higher-risk myelodysplastic syndrome and acute myeloid leukemia; SY-2101, a novel oral form of arsenic trioxide in patients with acute promyelocytic leukemia; and SY-5609, a highly selective and potent oral CDK7 inhibitor in patients with select solid tumors. Syros also has multiple preclinical and discovery programs in oncology and monogenic diseases. For more information, visit www.syros.com and follow us on Twitter (@SyrosPharma) and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, including without limitation statements regarding Syros’ clinical development plans, including with respect to tamibarotene, SY-2101 and SY-5609 and Syros’ ability to deliver benefit to patients and value to stockholders. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Syros, as well as assumptions made by, and information currently available to, management of Syros. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, Syros’ ability to: advance the development of its programs, including tamibarotene, SY-2101 and SY-5609, under the timelines it projects in current and future clinical trials; demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; sustain the response rates and durability of response seen to date with its drug candidates; successfully develop a companion diagnostic test to identify patients with the RARA biomarker; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; obtain and maintain necessary regulatory approvals; identify, enter into and maintain collaboration agreements with third parties; manage competition; manage expenses; raise the substantial additional capital needed to achieve its business objectives; attract and retain qualified personnel; and successfully execute on its business strategies. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Registration Statement on Form S-4 filed by Syros with the Securities and Exchange Commission, Syros’ Annual Report on Form 10-K for the year ended December 31, 2021, and Syros’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. In addition, the extent to which the COVID-19 pandemic continues to impact the transactions will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the pandemic, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Except as required by applicable law, Syros undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

Media Contact:

Brittany Leigh, Ph.D.

LifeSci Communications, LLC

+1-813-767-7801

bleigh@lifescicomms.com

Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com